EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the use in this Registration Statement (333-55426) on Form SB-2 filed on April 20, 2001 of our report dated March 23, 2001, relating to the consolidated financial statements for the year ended December 31, 2000, of Sitestar Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ Stonefield Josephson, Inc.
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STONEFIELD JOSEPHSON, INC.
Santa Monica, California
April 20, 2001